Exhibit 10.13

THIRD AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
1995 STOCK COMPENSATION PLAN

This is the THIRD AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION 1995 STOCK COMPENSATION PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was adopted effective May 2, 1995, and

WHEREAS, the Plan was amended in March 1999 and March 2003, and

WHEREAS, the Corporation desires to amend the Plan to modify the minimum vesting requirements for certain awards, and

WHEREAS, Section 8.4 of the Plan permits the Board of Directors to amend the Plan, and

WHEREAS, an appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Plan Section 6.2 is amended to read as follows:

6.2.  Minimum Vesting Requirements.  The foregoing notwithstanding, Options, SARs, Restricted Stock, Deferred Stock, and Other Stock-Based Awards shall be forfeitable for at least one year after the date of grant in the event of the Participant’s Termination for reasons other than due to death, Disability, or Retirement. Options, SARs, and any other Award carrying a right to exercise shall not be exercisable prior to the time such risk of forfeiture shall lapse.

2. This Third Amendment shall be effective upon the date such amendment is approved by the Board of Directors (December 5, 2003).

IN WITNESS WHEREOF, the Corporation has caused this THIRD AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION 1995 STOCK COMPENSATION PLAN to be executed by its duly authorized officer, this 15th day of December, 2003.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:	/s/ Michael Hager
Michael Hager

ATTEST:

/s/  Stacy Papadopoulos
Assistant Secretary

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